Exhibit 99.1

COMPANY CONTACT:	FOR IMMEDIATE RELEASE
Jeff Magids
Vice President of Finance & Investor Relations
(281) 874-2700, (888) 991-SBOW

SilverBow Resources Announces Transformational Acquisition

of Chesapeake’s South Texas Position

Accelerates SilverBow’s Long-Term Strategic Objectives

Houston, TX – August 14, 2023 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or “the Company”) announced today that it has entered into an agreement (the “Purchase Agreement”) to acquire Chesapeake Energy Corporation’s (“Chesapeake”) oil and gas assets in South Texas (the “Chesapeake South Texas Assets”) for a purchase price of $700 million, comprised of a $650 million upfront cash payment due at closing and an additional $50 million deferred cash payment due 12 months post close, subject to customary adjustments (the “Chesapeake Transaction”). Chesapeake may also receive up to $50 million in additional contingent cash consideration based on future commodity prices.

The Chesapeake Transaction has an effective date of February 1, 2023 and is expected to close by year-end 2023, subject to satisfaction or waiver of certain customary closing conditions, including the accuracy of the representations and warranties of each party, compliance by each party in all material respects with its covenants and the satisfaction of certain consent requirements.

The Chesapeake Transaction is expected to be funded with cash on hand, borrowings under the Company’s First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 19, 2017, and amended as of June 22, 2022 (the “Credit Facility”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the Company’s amended second lien notes (“Second Lien Notes”) led by EIG. In conjunction with the Chesapeake Transaction, the Company has secured $425 million of incremental commitments under its Credit Facility from existing and new lenders, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Credit Facility to $1.2 billion, and the Second Lien Notes will be upsized by $350 million, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Second Lien Notes to $500 million and extend the maturity date for the Second Lien Notes to December 15, 2028.

SilverBow plans to hold a conference call to discuss the Chesapeake Transaction at 7:30 a.m. Central Time on Monday, August 14, 2023. Participation details are included within this release.

IMPACT TO SILVERBOW

The estimated impact to SilverBow from the Chesapeake Transaction is described below. SilverBow intends to provide updated guidance in conjunction with the closing of the Chesapeake Transaction.

•	Increases expected fourth quarter of 2023 net production to 87,000-99,000 Boe/d (~50% oil/NGLs)

•	Adds critical scale with ~$825-$925 million of pro forma next 12 months EBITDA[1]

•	Free cash flow in 2024 expected to increase by more than 80%, driving material accretion to both cash flow per share and free cash flow per share[1]

•	Leverage neutral at year-end 2023 with expected 1.0x leverage ratio forecasted by year-end 2024[1]

MANAGEMENT COMMENTS

Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “SilverBow is well positioned to convert this premium resource into tangible value for its stakeholders. The Chesapeake Transaction transforms SilverBow into the largest public pure-play Eagle Ford operator. This acquisition advances all our long-term strategic objectives, by materially increasing our scale, enhancing our decade-plus high-return inventory, improving our capital efficiency and providing balanced commodity exposure, all while maintaining a strong balance sheet.”

Mr. Woolverton continued, “This acquisition is immediately accretive to all key financial and operating metrics, and offers compelling industrial logic that increases the Company’s size and scale by approximately 50% across a range of metrics. Further, SilverBow’s purchase price is more than fully covered by existing production value, with an estimated $850 million of PDP PV-10 based on strip pricing. The addition of these attractively priced assets is expected to enhance SilverBow’s operational and financial performance and better position the Company for future acquisitions while maintaining balance sheet strength. Upon closing, this will mark SilverBow’s 8th acquisition over the past two years totaling nearly $1.4 billion. We believe the benefits of further consolidation are very compelling, and we strongly believe this is a value-enhancing transaction for SilverBow shareholders.”

CHESAPEAKE SOUTH TEXAS ASSET HIGHLIGHTS

•	Adds ~42,000 net acres in Dimmit and Webb counties across the highly prolific, liquids-heavy window of South Texas

•	Expected production of ~31,000-33,000 Boe/d (~60% oil/NGLs) for the fourth quarter of 2023

•	~$850 million of Proved Developed Producing (“PDP”) PV-10 reserves value[2] compared to the $700 million purchase price

•	~300 additional high-confidence drilling locations across the Austin Chalk and Eagle Ford formations which immediately compete for capital

STRATEGIC RATIONALE

•	Compelling Strategic Fit & Increased Scale: Substantial industrial logic that significantly increases South Texas scale supporting greater operational efficiency

•	Immediately Accretive: Attractively valued at 2.3x NTM EBITDA[1] with a >20% unlevered free cash flow yield[1,3], generating double-digit accretion to key financial metrics

•	Supplements High-Return Inventory: Fortifies decade-plus inventory life with Austin Chalk and Eagle Ford locations that immediately compete for capital and provide hydrocarbon optionality

•	Enhances Capital Efficiency and Margins: Significantly increases pro forma SilverBow’s free cash flow generation and lowers the pro forma 2024 re-investment rate to ~65%[1]

•	Maintains Balance Sheet Strength: Conservative pro forma leverage profile and incremental free cash flow generation provides a path to a return of capital strategy

•

Positioned for Further Consolidation: Enhanced scale and strong balance sheet positions SilverBow for future South Texas acquisitions where the Company has a tremendous track record of execution excellence

REVISED HEDGE POSITION

To protect the significant financial benefits of the Chesapeake Transaction, SilverBow plans to hedge a significant portion of the Company’s expected volume for the next three years. At a minimum, SilverBow is expected to enter into incremental derivative contracts accounting for 75% of the combined Company’s expected oil and gas PDP volumes for the first two years and 60% for the third year. The incremental hedged amounts are expected to include a combination of swaps and collars over the specified period.

CONFERENCE CALL INFORMATION, INVESTOR PRESENTATION AND OTHER DETAILS

The Company plans to host a conference call to discuss the Chesapeake Transaction at 7:30 a.m. Central Time on Monday, August 14, 2023. To participate in the call, please dial 888-415-4465 (U.S.) or 646-960-0140 (International) and use Conference ID 5410161. A simultaneous webcast of the call may be accessed over the internet by visiting SilverBow’s website at www.sbow.com, clicking on “Investor Relations” and “Events and Presentations”. A replay will be archived and available in the same location after the conclusion of the live event.

SilverBow has posted a transaction presentation under the “Investor Relations” section of the Company’s website. Investors are encouraged to review for additional details and information.

Further terms of the Chesapeake Transaction are set forth in the Purchase Agreement, which will be filed by SilverBow with the Securities and Exchange Commission (“SEC”) and will be available for viewing under www.sec.gov or on the Company’s website.

ADVISORS

Mizuho Securities is serving as financial advisor to SilverBow. Legal advisors for SilverBow include Gibson, Dunn & Crutcher LLP on the Chesapeake Transaction and Vinson & Elkins LLP on the debt financing.

ABOUT SILVERBOW RESOURCES, INC.

SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.

FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this press release, including those regarding our strategy, the anticipated benefits of the Chesapeake Transaction, future productions and reserves, including the present value thereof, of SilverBow and the Chesapeake South Texas Assets, 2023 guidance and preliminary outlook for SilverBow and the Chesapeake South Texas Assets, financial position, including anticipated borrowings and availability under the Credit Facility, well expectations and drilling plans, expected oil and natural gas pricing, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: further actions by the members of the Organization of the Petroleum Exporting Countries, Russia and other allied producing countries with respect to oil production levels and announcements of potential changes in such levels; risks related to the Chesapeake Transaction, including the timing, cost, financing of and the ability to obtain any necessary consents or approvals for the Chesapeake Transaction; volatility in oil, natural gas and natural gas liquids prices; ability to obtain permits and government approvals; our borrowing capacity, future covenant compliance, cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; asset disposition efforts or the timing or outcome thereof; ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof; the amount, nature and timing of capital expenditures, including future development costs; timing, cost and amount of future production of oil and natural gas; availability of drilling and production equipment or availability of oil field labor; availability, cost and terms of capital; timing and successful drilling and completion of wells; availability and cost for transportation and storage capacity of oil and natural gas; costs of exploiting and developing our properties and conducting other operations; competition in the oil and natural gas industry; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing Russia-Ukraine conflict); the severity and duration of world health events, including health crises and pandemics, related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges including remote work arrangements and protecting the health and well-being of our employees; opportunities to monetize assets; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; pending legal and environmental matters, including potential impacts on our business related to climate change and related regulations; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

(Footnotes)

1.	Reference to non-GAAP financial measure(s), the definitions of which appear at the end of this release
2.	Based on management’s estimates of reserve volumes and values based on a 2/1/23 effective date and NYMEX strip pricing as of 8/4/23
3.	Unlevered free cash flow yield is estimated by dividing the Chesapeake South Texas asset EBITDA minus CAPEX for the referenced time period by the purchase price (excluding contingent payments)

(Definition of Non-GAAP Measures as Calculated by the Company) (Unaudited)

The following non-GAAP measures are presented in this news release as SilverBow believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. These measures may not be comparable to similarly titled measures of other companies.

EBITDA: The Company presents EBITDA attributable to common stockholders in addition to reported net income (loss) in accordance with GAAP. EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. EBITDA excludes certain items that SilverBow believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. EBITDA is used by the Company’s management and by external users of SilverBow’s financial statements, such as investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. It is also used to assess SilverBow’s ability to incur and service debt and fund capital expenditures. EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Company has provided forward-looking next 12 months EBITDA estimate; however, SilverBow is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Free Cash Flow, Free Cash Flow Yield and Free Cash Flow per Share: Free cash flow is calculated as EBITDA (defined above) plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. The Company believes that free cash flow is useful to investors and analysts because it assists in evaluating SilverBow’s operating performance, and the valuation, comparison, rating and investment recommendations of companies within the oil and gas industry. Free cash flow yield is calculated by taking free cash flow divided by the market capitalization of the Company at a given date. Free cash flow per share is calculated by taking free cash flow divided by the number of common shares outstanding of the Company at a given date. SilverBow uses this information as one of the bases for comparing its operating performance with other companies within the oil and gas industry. Free cash flow should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. The Company has provided forward-looking free cash flow, free cash flow yield and free cash flow per share estimates; however, SilverBow is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Total Debt to EBITDA (Leverage Ratio): Leverage Ratio is calculated as total debt, defined as long-term debt excluding unamortized discount and debt issuance costs, divided by EBITDA (defined above) for the most recently completed 12-month period. The Company has provided a forward-looking Leverage Ratio estimate; however, SilverBow is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

PV-10: PV-10 is a non-GAAP measure that represents the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. PV-10 is most comparable to the Standardized Measure which represents the discounted future net cash flows of the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. The Company uses non-GAAP PV-10 value as one measure of the value of its estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. Management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. The Company has provided a PV-10 estimate; however, SilverBow is unable to provide a quantitative reconciliation of this non-GAAP measure to the most directly comparable GAAP measure because the items necessary to estimate such GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Re-Investment Rate: Re-investment rate is calculated as capital expenditures divided by the sum of capital expenditures and free cash flow (defined above) for a given time period. SilverBow believes that re-investment rate is useful to investors because it reflects the magnitude of capital needed to be invested back into the Company’s operations, relative to the total potential cash flows to which stakeholders could have received. Within the oil and gas industry, shale development typically requires substantial, ongoing capital investments to sustain production due to the nature of high-decline rates in shale wells. SilverBow uses re-investment rate to supplement its analysis of future capital investments to the business against returns for stakeholders. Re-investment rate could vary in definition from company to company, and a higher or lower measure does not necessarily indicate better or worse; therefore re-investment rate should not be considered an alternative to operating income (loss), cash flows provided by (used in) operating activities, cash flows provided by (used in) investing activities or any other measure of financial performance or liquidity presented in accordance with GAAP.